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                                                                   EXHIBIT 10.29

                       SPLIT-DOLLAR TERMINATION AGREEMENT

         This Agreement is entered into as of January 1, 2003 by and between Matria Healthcare, Inc., a Delaware corporation (the "Company"), Parker H. Petit (the "Executive") and J. Paul Yokubinas, as trustee under the Parker H. Petit 1998 Irrevocable Trust Agreement (the "Trustee"), as follows:

                              W I T N E S S E T H:

         WHEREAS, effective January 1, 1997, the Company and the Executive entered into a Split-Dollar Life Insurance Agreement (the "Split-Dollar Agreement") and a Collateral Security Assignment Agreement (the "Collateral Security Agreement") (the Split-Dollar Agreement and the Collateral Security Agreement are hereinafter referred to collectively as the "Split-Dollar Program"); and

         WHEREAS, pursuant to the Split-Dollar Agreement, the Company caused Aetna Life Insurance and Annuity Company or any successor thereto (the "Insurance Company") to issue and deliver to the Executive Policy Number I0001637 (the "Policy") on the life of the Executive; and

         WHEREAS, on February 6, 1998 the Executive transferred ownership of the Policy, subject to the terms of the Split-Dollar Program, to the Trustee; and

         WHEREAS, because of recent legislation, proposed Internal Revenue Service ("IRS") regulations and other economic factors, the Board of Directors of the Company has directed that the Split-Dollar Program be terminated; and

         WHEREAS, the Executive and the Trustee have agreed to the termination of the Split-Dollar Program on the terms and conditions set forth below:

         NOW, THEREFORE, in consideration of the facts set forth above, the various promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

         1. TERMINATION. The Executive agrees that, pursuant to the terms and conditions set forth herein, the Split-Dollar Program, and any and all covenants and agreements of the parties included therein, are hereby terminated in all respects.

         2. TRANSFER OF POLICY TO COMPANY. As soon as is practicable, the Trustee, as owner of the Policy, agrees to execute such forms and take such steps as are reasonably requested by the Company to transfer sole ownership of the Policy into the name of the Company. Following such transfer, the Company shall effect a partial surrender of the Policy in an amount not to exceed $948,281 (the "Partial Surrender") and shall be entitled to retain all proceeds of such Partial Surrender.

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         3.       TRANSFER OF POLICY TO EXECUTIVE. As soon as is practicable subsequent to the transfer of the Policy to the Company by the Trustee and the Company's Partial Surrender pursuant to Section 2, the Company, as owner of the Policy, agrees to execute such forms and take such steps as are reasonably requested by the Executive to transfer sole ownership of the Policy into the name of the Executive.

         4. RELEASE OF COMPANY'S INTEREST. The Company hereby releases its rights under the Split-Dollar Agreement and the Collateral Security Agreement, including without limitation its right to the Repayment Obligation, as defined in Section 3(a) of the Split-Dollar Agreement, and its security interest in the Policy as set forth in Section 4 of the Split-Dollar Agreement and as evidenced by the Collateral Security Agreement. The Company by this Agreement does release and forever discharge the Trustee and the Executive and his heirs, executors, administrators, successors and assigns from any obligation or liability of any kind arising from or relating to all prior transactions, relationships and dealings relating to or under the terms of the Split-Dollar Program; provided, however, that the Company does not release any of the Executive's or the Trustee's obligations under this Agreement.

         5. RELEASE OF COMPANY'S OBLIGATIONS. The Executive and the Trustee by this Agreement do release and forever discharge the Company and its successors and assigns of and from any obligation or liability of any kind arising from or relating to all prior transactions, relationships and dealings relating to or under the terms of the Split-Dollar Program, including, without limitation, the Company's obligations to pay premiums under the Split-Dollar Agreement; provided, however, that the Executive and the Trustee do not release any of the Company's obligations under this Agreement.

         6. TAXES. The Company and the Executive agree that, for federal or state income tax purposes, the Executive shall report as income, and the Company shall take as a deduction, in connection with this Agreement and the transactions contemplated herein, an amount equal to the cash surrender value of the Policy at the time of its transfer to the Executive pursuant to Section 3 (the "Cash Surrender Value"), net of any amounts recognized by the Executive as income arising in connection with the Split-Dollar Program prior to the date of this Agreement. If the IRS or any applicable state taxing authority asserts that the amount to be reported as income by the Executive as a result of

                  (a) The release of the Company's rights under the Split-Dollar Agreement and the Collateral Security Agreement under Section 4;

                  (b)      The transfer of the Policy by the Company under
Section 3; and/or

                  (c) The Executive's termination of the Policy and the withdrawal of the full Cash Surrender Value on or before the date which is ninety (90) days after the date of the transfer of the Policy by the Company pursuant to Section 3, provided that the Executive makes no other changes in the Policy except as contemplated herein;

exceeds the amount contemplated by the preceding sentence (the amount of such excess, "Excess Income"), the Executive shall give prompt notice to the Company of such assertion,

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and the Company shall indemnify, reimburse, defend and hold harmless Executive from and against any and all additional federal or state income tax, interest or penalties to the extent arising out of such Excess Income ("Additional Taxes"). It is understood and agreed that this indemnity agreement shall not extend to any additional taxes arising from actions taken by the Executive with respect to the Policy after the date of this Agreement, other than the termination of the Policy and the withdrawal of the full Cash Surrender Value as described in (iii) above. With respect to any IRS or state claim for Additional Taxes, the Company shall undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the Executive. The Executive shall cooperate in the defense of any IRS or state claim for Additional Taxes, to the extent reasonably requested by and at the expense of the Company. The Executive shall have the right to participate at his own expense in any such defense of an IRS or state claim for Additional Taxes with advisory counsel of his own choosing. The Executive shall execute any settlement agreement requested by the Company with respect to Additional Taxes, and the Executive shall not settle or compromise, or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any IRS or state claim for Additional Taxes without the prior written consent of the Company, which shall not be unreasonably withheld.

         7. AUTHORIZATION. The Company represents and warrants that this Agreement has been duly authorized by all necessary corporate action and constitutes a valid and legally binding obligation of the Company in accordance with its terms.

         8. ASSIGNMENT AND OWNERSHIP. The Executive represents and warrants that he has not assigned to any person the Split-Dollar Agreement or any interest in the Split-Dollar Program (other than the transfer of the Policy to the Trustee) and that he has full power and authority to enter into this Agreement. The Trustee represents and warrants that he has not assigned to any person any interest in the Policy and that he is the owner of the Policy.

         10. INSURANCE BROKER. The Company agrees to request Marsh Financial Services to cooperate fully with the Executive in connection with the exercise of Executive's rights under the Policy and designates the following person at Marsh Financial Services as the contact person for such purposes:

                           Laura Muka
                           Senior Vice President
                           Marsh Financial Services
                           212 Carnegie Center
                           Princeton, New Jersey 08543
                           (609) 520-2969

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         11.      MISCELLANEOUS.

                  (a) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile followed by first-class mail, or by certified or registered mail with return receipt requested, and shall be deemed to have been duly given three (3) days after certified or registered mailing or twelve (12) hours after transmission of a facsimile to the respective persons named below:

                  If to the Company:                 Chief Executive Officer
                                                     Matria Healthcare, Inc.
                                                     1850 Parkway Place
                                                     Marietta, Georgia 30067
                                                     Phone: (770) 767-4510
                                                     Fax No.: (770) 767-4530

                  With a copy to:                    General Counsel
                                                     Matria Healthcare, Inc.
                                                     1850 Parkway Place
                                                     Marietta, Georgia 30067
                                                     Phone: (770) 767-8332
                                                     Fax No.: (770) 767-7769

                  If to the Executive:               Parker H. Petit
                                                     1650 Cox Road
                                                     Roswell, Georgia 30075
                                                     Phone: (770) 518-6001

                  If to the Trustee:                 J. Paul Yokubinas
                                                     111 N. Lakeside Drive
                                                     Kennesaw, Georgia 30144
                                                     Phone: (770) 424-4737

Any party may change such party's address for notices by notice duly given pursuant to this Section 11.

                  (b) Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                  (c) Tax Withholding. The transfer of the Policy to the Executive pursuant to Section 3 may be subject to withholding of applicable federal, state or local taxes, and the Company may condition the delivery of the Policy on satisfaction of such applicable withholding obligations.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

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                  (e)      No Admissions. This Agreement is not and shall not be
construed as evidence of or an admission by the parties hereto of any liability on either of their parts, nor shall it be deemed as an admission of, or construed as evidence of the truth of any of the allegations made by either of the parties hereto.

                  (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other party or parties.

                  (g) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the matters contained herein, and this Agreement contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated herein.

                  (h) Further Assurances. The parties to this Agreement agree to execute and deliver in a timely fashion any and all additional documents to effectuate the purposes of this Agreement.

                  (i)      Counterparts. This Agreement may be executed in one
(1) or more counterparts which, taken together, shall constitute one and the same Agreement.

                  (j) Fax Signature. This Agreement may be executed via facsimile, and facsimile signature pages shall be deemed to be binding and as effective as delivery of original signature pages.

                            [Signatures on next page]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         _____________________________________
                                                    Parker H. Petit

                                         MATRIA HEALTHCARE, INC.

                                         By: _________________________________
                                         Title:_______________________________

                                         _____________________________________
                                             J. Paul Yokubinas, as Trustee

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